UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2015 (July 28, 2015)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation or
organization)

3801 Old Greenwood Road

Fort Smith, Arkansas 72903

(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐                            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                               DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 28, 2015, the Board of Directors (the “Board”) of ArcBest Corporation (the “Company”) increased the size of the Board from nine to eleven and elected Stephen E. Gorman and Kathy D. McElligott to the Board as directors.  Mr. Gorman and Ms. McElligott’s terms on the Board will expire at the Company’s annual meeting of stockholders in 2016.  A copy of the press release announcing the election of Mr. Gorman and Ms. McElligott to the Board is furnished as Exhibit 99.1 to this Report.

Mr. Gorman is the Chief Executive Officer of Borden Dairy Company. Mr. Gorman has not engaged in any related person transaction with the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K, and he is not a party to any arrangements or understandings with any other persons pursuant to which he was elected as a director of the Board.

Ms. McElligott is the Executive Vice President and Chief Information and Technology Officer of McKesson Corporation (NYSE: MCK). In 2014 and to date in 2015, McKesson Corporation has paid the Company $9.7 million for transportation services. Prior to her role at McKesson Corporation, Ms. McElligott served Emerson Electric Co. as the Chief Information Officer and Vice President, Information Technology from February 2010 to July 2015. In 2014 and to date in 2015, Emerson Electric Co. has paid the Company $1.6 million for transportation services. Ms. McElligott is not a party to any arrangements or understandings with any other persons pursuant to which she was elected as a director of the Board.

For their service as non-employee Board members, each of Mr. Gorman and Ms. McElligott will participate in the Company’s non-employee director compensation arrangements, including an initial grant of restricted stock units valued at $100,000 on the fifth business day following the Company’s Second Quarter 2015 earnings release. In addition, on July 28, 2015, each of Mr. Gorman and Ms. McElligott entered into the Company’s standard indemnification agreement for directors. For a description of the compensation program for the Company’s non-employee directors and Board committee members and the Company’s indemnification agreements with the members of the Board, please see the Company’s Proxy Statement for its 2015 annual meeting of stockholders, filed with the Securities and Exchange Commission on March 13, 2015.

As of the date of this report, neither Mr. Gorman nor Ms. McElligott has been appointed to any committee of the Board.  The Company will file an amendment to this Current Report on Form 8-K after such committee appointments are made.

ITEM 9.01 EXHIBITS

(d) Exhibits

Exhibit Number	Description
99.1*	Press release of the Company issued August 3, 2015.

*              Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCBEST CORPORATION

(Registrant)

Date:	August 3, 2015	/s/ Michael R. Johns
Michael R. Johns,
Vice President — General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Press release of the Company issued August 3, 2015.

*              Furnished herewith.